UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

ENTRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-24733	62-1670648
(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

(972) 713-5800

Registrant’s Telephone Number, Including Area Code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2008, Entrust, Inc. (the “Company”) entered into an agreement with F. William Conner (the “Conner Letter Agreement”) pursuant to which Mr. Conner agreed, among other things, to resign from his position as Chairman of the Company’s Board of Directors (the “Board”). In connection with his resignation as Chairman, Mr. Conner waived any right he might have to terminate his employment for “good reason” (as defined in Mr. Conner’s employment agreement), because he will no longer be serving as Chairman of the Board, under either his employment agreement or his severance and chance in control agreement, except in the event of a “change of control” (as defined in the severance change in control agreement) that occurs within three years following November 25, 2008.

The Company plans to file the Conner Letter Agreement as an exhibit to its next regular periodic report.

Item 8.01.	Other Events.

On November 24, 2008, following discussions with the Company’s largest stockholder, Empire Capital Partners, L.P. (“Empire,” and together with affiliated funds under common management with Empire who own or in the future beneficially own shares of the Company’s common stock, the “Empire Parties”), regarding the Company’s business and the composition of the Company’s Board of Directors, the Company entered into a letter agreement (the “Letter Agreement”) with Empire pursuant to which the Company agreed, among other things, (1) to extend the deadline that would otherwise apply under Rule 14a-8 promulgated under the Exchange Act of 1934, as amended (“Rule 14a-8”), for the submission by the Empire Parties of stockholder proposals for inclusion in the Company’s proxy statement (the “2009 Proxy Statement”) for its 2009 annual meeting of stockholders (the “2009 Annual Meeting”), (2) that Mr. Conner would resign from his position as Chairman of the Board, (3) that Mr. McGrath would replace Mr. Conner as Chairman of the Board and (4) that the Company would grant Board observation rights to Empire. As a result, the deadline for the Empire Parties to submit proposals for inclusion in the 2009 Proxy Statement for the 2009 Annual Meeting will be deemed to be the earlier to occur of (i) the date that is fourteen (14) days immediately prior to the date on which the Company initially files the 2009 Proxy Statement with the Securities and Exchange Commission and (ii) the date that is 60 days prior to the date of the 2009 Annual Meeting (provided that if less than 70 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given to stockholders, the date referred to in this subsection (ii) will be 10 days following the date on which such notice was mailed or public disclosure was made). Except as specifically set forth with regard to the timing for submitting proposals described in this paragraph, the Letter Agreement does not purport to waive or otherwise limit any of the Company’s rights under Rule 14a-8 or other applicable law. The foregoing description of the Letter Agreement is intended only as a summary of the Letter Agreement and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1.

On November 25, 2008, the Company issued a press release announcing that the roles of Chairman of the Board and Chief Executive Officer have been separated and that Michael E. McGrath will serve as the non-executive Chairman of the Board. Mr. Conner will continue to serve on the Board as well as serving as the Company’s President and Chief Executive Officer. A copy of the Press Release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter Agreement, dated as of November 24, 2008, by and between the Company and Empire Capital Partners, L.P.

99.2	Press Release dated November 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	ENTRUST, INC.

/s/ F. WILLIAM CONNER
F. William Conner President & CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter Agreement, dated as of November 24, 2008, by and between the Company and Empire Capital Partners, L.P.

99.2	Press Release dated November 25, 2008.